SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): July 31, 1998

                       CAVANAUGHS HOSPITALITY CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   WASHINGTON
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                 (State or Other Jurisdiction of Incorporation)

            001-13957                                        91-1032187
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     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (509) 459-6100
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 2.  Acquisition or Disposition of Assets

     On July 31, 1998, Cavanaughs Hospitality Limited Partnership, which Cavanaughs Hospitality Corporation is the majority owner and sole General Partner, acquired through a purchase agreement four hotels including: Boise Park Suites, Boise Idaho; Best Western Colonial Park, Helena Montana; Best Western Canyon Springs, Twin Falls, Idaho; Quality Inn, Pocatello, Idaho and associated Restaurants, Rental Space, and Facilities from Sunstone Hotels, L.L.C. a Delaware limited liability company (Seller).

     The acquisition is in accordance with the Purchase and Sale Agreement dated July 3, 1998. The purchase of the assets was completed on July 31, 1998 for a total price of $30,325,617, which is net of agreed due diligence offsets.

     The purchase price was paid all cash at closing. The source of funds for the acquisition was retained earnings of the Company and funds drawn from the Company's Revolving Credit Facility. The purchase price was determined through arm's length negotiations with the Seller, an unrelated third party.

     ITEM 7.  Financial Statements and Exhibits

     (a)  Financial Statements of the property acquired.

          The financial statements required to be included in this Form 8-K will be filed by amendment to this Form 8-K not later than 60 days after the due date of this report.

     (b)  Pro forma financial information

          The pro forma financial information to be included in this report on Form 8-K will be filed by amendment to this Form 8-K not later than 60 days after the due date of this report.

     (c)  Exhibits

          Exhibit 10.17: Purchase and Sale Agreement dated July 3, 1998 by and among Cavanaughs Hospitality Limited Partnership and Sunstone Hotels, L.L.C.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated: August 14, 1998             CAVANAUGHS HOSPITALITY CORPORATION
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                                        By: /s/ Art Coffey
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                                            Executive Vice President/Chief
                                            Financial Officer
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